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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 26, 2001


                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)


         MASSACHUSETTS                 0-14680                 06-1047163
(State or other jurisdiction of    (Commission file          (IRS employer
 incorporation or organization)        number)           identification number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 26, 2001, Genzyme completed the acquisition of Novazyme Pharmaceuticals, Inc., a privately-held Delaware corporation. The acquisition was structured as a merger of a wholly-owned subsidiary of Genzyme with and into Novazyme pursuant to an Agreement and Plan of Merger dated as of August 6, 2001 among Genzyme, Rodeo Merger Corp. and Novazyme. Under the terms of the merger agreement, Genzyme made an initial payment of approximately 2.6 million shares of Genzyme General Division common stock, $0.01 par value per share ("Genzyme General Stock"), to Novazyme shareholders, based on an exchange ratio of 0.5714 of a share of Genzyme General Stock for each share of Novazyme common stock held at the effective time of the merger (the "Initial Merger Consideration"), with cash being paid in lieu of issuing any fractional shares of Genzyme General Stock. Novazyme shareholders are also eligible to receive two subsequent payments totaling $87.5 million, payable in shares of Genzyme General Stock, if U.S. marketing approval for the first two products employing certain Novazyme technology is received within specified dates (together with the "Initial Merger Consideration," the "Merger Consideration"). Each outstanding option and warrant to purchase shares of Novazyme common stock and each outstanding right to purchase Novazyme preferred stock automatically converted into an option, warrant or right, as the case may be, to purchase a number of shares of Genzyme General Stock based on the number of shares of Genzyme General Stock issued as Merger Consideration, with the associated exercise price being adjusted accordingly. The amount of consideration paid was determined through arm's length negotiations between Genzyme and Novazyme.

         The assets acquired in the merger were used by Novazyme in the business of developing biotherapeutic products for the treatment of human diseases using a platform technology which involves innovative applications of glycobiology. Genzyme will continue to employ the assets for similar purposes.

ITEM 7.    FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The following financial statements of Novazyme, including the report of independent public accountants, appear as Exhibits 99.1 and 99.2, respectively, to Genzyme's Current Report on Form 8-K filed on September 7, 2001 and are incorporated herein by reference:

         (1) the audited financial statements of Novazyme as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the periods from inception (April 16, 1999) to December 31, 1999 and 2000, including the report of independent public accountants dated February 26, 2001; and

         (2) the unaudited financial statements of Novazyme as of June 30, 2001 and December 31, 2000 and for the six months ended June 30, 2001 and 2000 and the period from inception (April 16, 1999) to June 30, 2001.


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         (b)      PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma combined financial information which describes the pro forma effect of Genzyme's acquisition of Novazyme on the unaudited statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000 and the unaudited balance sheet as of June 30, 2001 of both Genzyme Corporation and Genzyme General, the division to which the assets and liabilities and operations of Novazyme are allocated, appear as Exhibit 99.1 to Genzyme's Current Report on Form 8-K filed on September 20, 2001 and are incorporated herein by reference.

         (c)      EXHIBITS

2 Agreement and Plan of Merger, dated as of August 6, 2001, among Genzyme Corporation, Rodeo Merger Corp. and Novazyme Pharmaceuticals, Inc. Attached as Exhibit 2.1 to Genzyme's Current Report on Form 8-K dated August 6, 2001 filed with the SEC on August 22, 2001 and incorporated herein by reference.


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENZYME CORPORATION



Dated:    October 9, 2001              By: /s/ Michael S. Wyzga
                                           ------------------------------------
                                           Michael S. Wyzga
                                           Senior Vice President, Finance;
                                           Chief Financial Officer; and Chief
                                           Accounting Officer.